September  27, 2002





Robert W. Fiondella,
   29 Summerberry Circle,
      Bristol, Connecticut  06010.

      Re:  Retirement and Transition Agreement
           -----------------------------------

Dear Mr. Fiondella:

         We are proposing the following retirement and transition arrangements in recognition of your over thirty years of service to The Phoenix Companies, Inc. (the "Holding Company"), the Phoenix Life Insurance Company (the "Insurance Company") and their affiliates (together, the "Group"). The proposal provides for your continued service to the Holding Company and the Insurance Company through June 30, 2003 and sets forth the arrangements relating to your transition.

         On your agreement, this letter becomes your RETIREMENT AND TRANSITION AGREEMENT with the Holding Company and the Insurance Company.

1.   PRIOR ARRANGEMENTS

         This Agreement supersedes your Employment Letter Agreement with the Insurance Company, dated December 20, 2000 (your "Prior Employment Agreement"), your Change of Control Agreement with the Insurance Company, dated November 6, 2000 (your "Prior Change of Control Agreement") and any other severance or similar rights you may have with the Group. Your Prior Employment Agreement and Prior Change of Control Agreement are terminated, and no party will have any further liability under those agreements.

2.   YOUR SERVICE THROUGH DECEMBER 31, 2002

         (a) Position and Authority. Through December 31, 2002, you will continue to serve as Chief Executive Officer and Chairman of the Board of the Holding Company and be employed as Chief Executive Officer and Chairman of the Board of the Insurance Company. In each case, you will continue to have the authority and responsibilities that correspond to your positions.

         (b) Performance. During your service and employment as Chief Executive Officer and Chairman of the Board, you will devote your entire business time, attention and efforts to your responsibilities and will use good faith efforts to discharge your responsibilities to the best of your ability. Your services will be performed in the Hartford, Connecticut metropolitan area (except for travel required in connection with the performance of your responsibility).

         (c) Resignation as Chief Executive Officer. Effective on the close of business December 31, 2002, you will resign from your position as Chief Executive Officer of both the Holding Company and the Insurance Company as well as from all other positions as an officer of the Group. The only positions you will retain are Chairman of the Board of both the Holding Company and the Insurance Company and an employee of the Insurance Company. You understand that your resignation will be irrevocable and that no other action is required for it to become effective. You agree, however, to sign the additional letters of resignation in the form attached in Annex 1.

3.   YOUR SERVICE FROM JANUARY 1, 2003 THROUGH JUNE 30, 2003

         (a) Your Retirement Date. Your "Retirement Date" will be June 30, 2003. However, you, the Holding Company and the Insurance Company may mutually agree on another Retirement Date between April 30, 2003 to June 30, 2003.

         (b) Continuation as Chairman of the Board. From January 1, 2003 through your Retirement Date, you will continue to serve as Chairman of the Board of the Holding Company and be employed as Chairman of the Board of the Insurance Company (in each case so long as you continue as a director of both the Holding Company and the Insurance Company through that date).

         (c) Authority. During your service and employment as Chairman of the Board beginning January 1, 2003, you will have responsibility and authority for Board relations and in collaboration with the Chief Executive Officer for the Group's overall strategy and the Group's external affairs, including government relations and trade associations.

         (d) Performance. During your service and employment as Chairman of the Board beginning January 1, 2003, you will devote attention and time during normal business hours to the business and affairs of the Group to the extent you determine in good faith to be necessary to discharge your responsibilities and will use good faith efforts to discharge your responsibilities to the best of your ability. Your services will be performed in the Hartford, Connecticut metropolitan area (except for travel required in connection with the performance of your responsibility).

         (e) Resignation as Chairman of the Board. Effective on the close of business on your Retirement Date, you will resign from your position as Chairman of the Board of both the Holding Company and the Insurance Company as well as from all other remaining positions as a director, officer or employee of the Group. You understand that your resignation will be irrevocable and that no other action is required for it to become effective. You agree, however, to sign the additional letters of resignation in the form attached as Annex 1. Effective on the close of business on your Retirement Date, the Group will have no further obligations to you except as provided in Section 5.

4.   YOUR COMPENSATION AND BENEFITS

         (a) Salary. During your employment and until your Retirement Date, you will receive an annual base salary at the rate currently in effect (your "Salary"). Your Salary will be paid in accordance with the normal practices of the Group for senior executives.

         (b) Management Incentive Plan. You will continue to be entitled to participate in the Management Incentive Plan ("MIP") for the 2002 fiscal year with your current target incentive award of 115% of your Salary. You will not be entitled to participate in the MIP for 2003, notwithstanding any provision in the MIP to the contrary .

         (c) No Long Term Incentive Plan. You will no longer be entitled to participate in any long-term incentive plan maintained by any member of the Group. Effective the date of this Agreement, you forfeit all your rights, vested and unvested, to any existing or future long-term incentive plan of any member of the Group.

         (d) Employee Benefit Plans. During your employment and until your Retirement Date, you will be entitled to continue to participate in each of the Group's employee benefit, retirement, and welfare plans in accordance with the normal practices of the Group for senior executives.

         (e) Other Perquisites. During your employment and until your Retirement Date, you will continue to receive perquisites, including secretarial support and other business services, generally consistent with those you are currently receiving. However, beginning January 1, 2003, you will be provided with appropriate office space as agreed upon by you and the Group.

         (f) Elections. You shall have until October 30, 2002 to specify any special payment elections under the Group's pension or welfare arrangements.

5.   TRANSITION PAYMENT

         (a) Transition Payment. In connection with your transition, you will receive the following (together, your "Transition Payment"):

               (1) A payment of $8,000,000.

               (2) Restricted stock units representing $8,000,000 of the Holding Company's common stock, valued using the closing price on September 27, 2002. The terms of the restricted stock units will be substantially as set forth in Annex 2.

               (3) Deferred compensation of $4,000,000. The terms of the deferred compensation will be substantially as set forth in Annex 3.

         (b) Other Group Obligations to You After Transition. In addition to your Transition Payment, you will also receive the following:

               (1) Any (A) unpaid Salary through your Retirement Date, (B) accrued expense reimbursements and other cash entitlements through the end of your employment, (C) other cash compensation accrued by you through the end of your employment and (D) unpaid deferred compensation at such times and in accordance with the terms of Annex 3 (together, your "Accrued Compensation"). Annex 4 sets forth the amount of deferred compensation under each agreement in effect as of June 30, 2002, all amounts of which shall become subject to the terms of Annex 3 on the date hereof.

               (2) Timely payment of any amounts and provision of any benefits that are required, or to which you are entitled, under any pension or retirement plan, contract or arrangement of the Group set forth on Annex 5 as may be amended from time to time (provided that such arrangements shall not be amended in a manner that is more adverse to you than to other senior executives of the Group) (together, your "Retirement Benefits").

               (3) Timely payment of any amounts and provision of any benefits that are required, or to which you are entitled under any welfare plan, contract or arrangement of the Group, including retiree medical, dental, vision and life insurance, on Annex 6 as may be amended from time to time (provided that such arrangements shall not be amended in a manner that is more adverse to you than to other senior executives of the Group) (together, your "Welfare Benefits").

               (4) Exercisability of your stock options and other equity awards to which you are entitled under equity-based compensation plans on Annex 7, in accordance with their terms, and accelerated vesting of such awards in accordance with the terms of such plans in the event of your termination of employment other than by the Group for Cause by treating such termination as being an "Approved Retirement" as that term is defined in the Holding Company's Stock Incentive Plan (your "Equity Compensation"). Annex 7 also sets forth the amount of your stock options and other equity awards as of September 30, 2002.

         (c) Release and Letters of Resignation Required. The Holding Company and the Insurance Company will not be required to make your Transition Payment unless the Holding Company (for itself and the other members of the Group) receives (1) an effective release from you of all liability or obligation or potential liability or obligation other than the payments and benefits contemplated by this Agreement, which shall be substantially in the form of Annex 8, and (2) any letters of resignation in the form attached as Annex 1.

         (d) Timing. Subject to Section 6, your Transition Payment will be paid (or, in the case of the restricted stock units, provided) on the later of (1) your Retirement Date or (2) the effectiveness of the release referred to in
Section 5(c)

(provided that the deferred compensation amount shall be paid in accordance with Annex 3, and the Restricted Stock Units will be paid in accordance with Annex 2). The other payments and benefits provided for in this
Section 5 will be paid or provided in accordance with the normal practices of the Group for senior executives and/or the applicable plan.

6.   EFFECT OF EARLY TERMINATION

         (a) Definitions.

               "Cause" shall mean any one of the following events:

                    (1) your conviction in a court of law of a felony or of any crime involving the misuse or misappropriation of money or other property of another;

                    (2) any willful misconduct or illegal conduct by you that
               has a material adverse effect on the Group; or

                    (3) any action by you which is a material violation of any material provision of the Group's conflict of interest policy, as in effect on the date hereof, which has not been remedied by you, to the extent remediable, within 5 days of notice of such violation, that has a material adverse effect on the Group.

          Notwithstanding the foregoing provisions of this subparagraph, you shall not be deemed to have been terminated for Cause for the purposes of this Agreement unless and until there shall have been delivered to you a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of the Holding Company (or successor) (the "Board") at a meeting called and held for such purpose (after reasonable notice and an opportunity for you together with your counsel, to be heard before the Board), finding in the good faith opinion of the Board that you are guilty of conduct so constituting Cause and stating the particulars thereof in detail.

               "Disability" shall mean such physical or mental condition as shall have rendered you unable (with reasonable accommodation by the Group), for a period of more than one hundred eighty (180) days, to perform the essential functions of your job and as leads the Board, in its sole discretion, to determine to remove you from your position and to appoint your successor in order to provide, in the judgment of the Board, for the proper conduct of the Group's business. Notwithstanding the foregoing, no termination shall be treated as on account of Disability unless you are eligible at the time of such termination to receive benefits under the Group's Short Term Disability Plan or Long Term Disability Plan in accordance with the terms of those plans.

               "Good Reason" shall mean (1) the failure of the Group to provide to you the compensation and benefits required under Section 4, other than an inadvertent failure that is remedied, to the extent remediable, within 3 days of notice of such failure or (2) any material breach of this Agreement by the Group if such breach has not been remedied within 5 days of notice of such breach.

         (b) Termination by the Group for Cause or Termination by You Other Than for Good Reason. If the Holding Company or the Insurance Company terminates your employment for Cause or you terminate your employment other than for Good Reason, in each case before your Retirement Date, the obligations of the Holding Company and the Insurance Company under Sections 2, 3, 4 and 5(a) will cease and the resignation referred to in Section 3(e) will be effective as of your date of termination (in which case, the Retirement Date will be the date of such termination). You will be entitled to receive your Accrued Compensation through the date of your termination and your Retirement Benefits, your Welfare Benefits, and your Equity Compensation, in each case in accordance with the normal practices of the Group for senior executives and the applicable plan, if any, and as set forth herein.

         (c) Termination by the Group other than for Cause, by You for Good Reason or Termination for Death or Disability. If the Holding Company or the Insurance Company terminates your employment other than for Cause, if you terminate your employment for Good Reason, or your employment terminates as a result of your death or Disability, the obligations of the Holding Company and the Insurance Company to make the payments and provide the benefits set forth in Sections 4 and 5 will continue unaffected and payments will be made (and benefits provided) under those Sections (including, without limitation, for the purposes of calculating your Management Incentive Plan benefits (for the year
2002), your Retirement Benefits, your Welfare Benefits and equity-based compensation) as if your employment had continued through your Retirement Date in accordance with the normal practices of the Group for senior executives and applicable plan, if any, and as set forth herein; provided, however, that upon termination of employment the Transition Payments of cash of $8,000,000 will be paid, your Restricted Stock Units will be allocated to you and will be subject to the terms of Annex 2, and your deferred compensation of $4,000,000 will be credited to your Deferred Compensation Ledger Account and will be subject to the terms of Annex 3.

         (d) Notice of Termination. Any purported termination of your employment by the Holding Company or the Insurance Company, shall be communicated by written Notice of Termination to the other party hereto in accordance with 11(g) hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific basis for termination and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for the determination of the payment required to be made under this Agreement.

7.   YOUR CONTINUING OBLIGATIONS TO THE GROUP

         (a) General Effect. This Section 7 applies during your employment and, as stated below, for some time after your employment ends. After your Retirement Date, you will have no further obligations to the Group except as provided in this Section 7 or as may exist under any employee benefit plan, contract or arrangement of the Group in which you participate (including any retirement or pension plan in which you participate). This Section uses the following defined terms:

               "Competitive Enterprise" means any business enterprise that either (1) engages in the underwriting and distribution of life insurance and annuities, the management of stocks and bonds related to mutual funds, retail managed accounts or the retail and institutional asset management businesses within the United States and competes with the Group or (2) holds a 51% or greater equity, voting or profit participation interest in any enterprise that engages in such a competitive activity. Notwithstanding the foregoing, any business enterprise with which your activities are those described in Annex 9 shall not be treated as a Competitive Enterprise and it shall not be in violation of this Section 7 for you to engage in such activities.

               "Client" means any client of the Group to whom you provided services, or for whom you transacted business, in each case, since December 31, 2000 and in connection with the underwriting and distribution of life insurance and annuities, the management of stocks and bonds related to mutual funds, retail managed accounts or the retail and institutional asset management businesses within the United States.

               "Proprietary Information" means confidential or proprietary information, knowledge or data concerning (1) the Group's businesses, strategies, operations, financial affairs, organizational matters, personnel matters, budgets, business plans, marketing plans, studies, policies, procedures, products, ideas, processes, software systems, trade secrets and technical know-how and (2) any matter relating to Clients of the Group. Proprietary Information includes (a) investment techniques and trading strategies used in, and the performance records of, Client accounts or other investment products and (b) information and materials concerning the personal affairs of employees of the Group. In addition, Proprietary Information may include information furnished to you orally or in writing (whatever the form or storage medium) or gathered by inspection, in each case before or after the date of this Agreement. However, Proprietary Information does not include (w) information that was or becomes generally available to you on a non-confidential basis, if the source of this information was not reasonably known to you to be bound by a duty of confidentiality, (x) information that was or becomes generally available to the public, other than as a result of a disclosure by you, directly or indirectly,
          (y) information that you can establish was independently developed by you without reference to any Proprietary Information, or (z) the names, addresses, and phone numbers of Clients and prospective clients of the Group.

               "Solicit" means any direct or indirect communication of any kind that invites, advises, encourages or requests any person to take or refrain from taking any action.

         (b) Your Importance to the Group and the Effect of this Section 7. You acknowledge that:

               In return for the benefits you will receive from the Group and to induce the Group to enter into this Agreement, and in light of the potential harm you could cause the Group, you agree to the provisions of this Section 7.

               (2) This Section 7 limits your ability to earn a livelihood in a Competitive Enterprise and your relationships with Clients. You acknowledge, however, that complying with this Section 7 will not result in severe economic hardship for you or your family.

         (c) Non-Competition. Until the third anniversary of the termination of your employment (other than by the Group for Cause or by you without Good Reason), you will not:

               (1) hold a 5% or greater equity, voting or profit participation interest in a Competitive Enterprise; or

               (2) become a director, officer, employee, partner, consultant, agent or advisor of a Competitive Enterprise and in connection with your association engage, or manage or supervise personnel engaged, in any activity:

                    (A) that is directly related to any activity that you were engaged in, or

                    (B) that is directly related to any activity for which you had direct or indirect managerial or supervisory responsibility;

          in each case, for the Group at any time during the year before your Retirement Date (or, if earlier, the year before the date of determination).

         (d) Non-Solicitation of Clients. Until the third anniversary of the termination of your employment (other than by the Group for Cause or by you without Good Reason), you will not attempt to:

               (1) Solicit any Client to transact business with a Competitive Enterprise (that is directly related to any activity that you were engaged in, or that is directly related to any activity for which you had direct or indirect managerial or supervisory responsibility) or to reduce or refrain from doing any business with the Group, or

               (2) willfully damage any relationship between the Group and a Client;

in each case, unless you have obtained a waiver from the Holding Company and the Insurance Company.

         (e) Non-Solicitation of Group Employees. Until the third anniversary of the termination of your employment (other than by the Group for Cause or by you without Good Reason), you will not attempt to Solicit anyone who is then an employee of the Group (or who was an employee of the Group within the six months prior to your termination of employment) and who is important to the success of the Group to resign from the Group or to apply for or accept employment with any

Competitive Enterprise, unless you have obtained a waiver from the Holding Company and the Insurance Company.

         (f) Cooperation. Until the 3-month anniversary of the termination of your employment (other than by the Group for Cause or by you without Good Reason), you will take all actions the Group may reasonably request to maintain for the Group the business, goodwill and business relationships with any Clients. In addition, at all times after the date of this Agreement (1) you will make yourself reasonably available and cooperate with reasonable requests from the Group for information concerning any business or legal matters involving facts or events relating to the Group that may be within your knowledge and (2) you will cooperate with reasonable requests by the Group in connection with any litigation, regulatory proceeding or investigation that may be brought by or against any member of the Group. The Holding Company will pay or reimburse any reasonable expenses you incur as a result of complying with this Section 7(f) and pay a per diem fee as agreed upon between you and the Holding Company at the time the services are rendered.

         (g) No Public Statements or Disparagement. You will not make any public statements regarding your employment or the termination of your employment (for whatever reason), or this Agreement, that are not agreed to by the Holding Company. You will not make any public statement or instigate or participate in the making of any public statement that would libel, slander or disparage (whether or not the disparagement legally constitutes libel or slander) any member of the Group or any of their respective past or present officers, directors, employees or agents. The Group will ensure that no member of the Group and no senior managers or directors of either the Holding Company, the Insurance Company or any member of the Group will, make any public statements regarding your employment, the termination of your employment (for whatever reason), or this Agreement, that are not agreed to by you, and will not make any public statement or instigate or participate in the making of any publics statement that would libel, slander or disparage you or members of your family (whether or not the disparagement legally constitutes libel or slander). However, nothing in this Section 7(g) is intended to interfere with any official investigation by a governmental or regulatory authority, and any cooperation you or any senior manager or director of either the Holding Company, the Insurance Company or any member of the Group are requested to provide to governmental or regulatory authorities will not violate this Section 7(g).

         (h) Proprietary Information. You agree that:

               (1) The Proprietary Information is the exclusive property of the Group, and you will use and disclose Proprietary Information only for the Group's benefit and in accordance with any restrictions placed on its use or disclosure by the Group. In addition, nothing in this Agreement will operate to weaken or waive any rights the Group may have under statutory or common law, or any other agreement, to the protection of trade secrets, confidential business information and other confidential information.

               (2) The existence of, and any information concerning, a dispute between you and the Group will be Proprietary Information. However, you may disclose information concerning the dispute to the arbitrator or court that is considering the dispute and to your legal counsel (so long as your counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute).

               (3) As soon as reasonably practicable after your Retirement Date (or if your employment is terminated before the Retirement Date, promptly after termination of your employment), you agree to return to the Group or destroy all Proprietary Information, including all notes, mailing lists, rolodexes and computer files that contain any Proprietary Information. You agree to do anything reasonably requested by the Group in furtherance of perfecting the Group's possession of, and title to, any Proprietary Information that was at any time in your possession.

               (4) Nothing in this Section 7(h) is intended to interfere with any official investigation by a governmental or regulatory authority, and any Proprietary Information you are requested to provide to governmental or regulatory authorities will not violate this Section 7(h).

8.   CHANGE IN CONTROL.

         Upon a "Change in Control" as that term is defined in the Phoenix Benefit Protection Trust, the amounts in your Deferred Compensation Ledger Account shall be treated on the same basis as the accounts of other senior executives of the Group in accordance with the terms of such trust as of the date hereof.

9.   SUCCESSORS.

         (a) Payments on Your Death. Any amounts that become payable under this Agreement after you die will be paid to your estate.

         (b) Assignment by You. You may not assign this Agreement without the Holding Company and Insurance Company's consent. Also, except as required by law, your right to receive payments or benefits under this Agreement may not be subject to execution, attachment, levy or similar process. Any attempt to effect any of the preceding in violation of this Section 9(b), whether voluntary or involuntary, will be void.

         (c) Assumption by any Successor Company. The Holding Company and the Insurance Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Holding Company or Insurance Company to unconditionally assume this Agreement in writing and will provide a copy of the assumption to you. On such assumption, the successor company will be treated for all purposes as the Holding Company or the Insurance Company (as the case may be) under this Agreement.

10.  DISPUTES.

         (a) Employment Matter. This Section 10 applies to any controversy or claim between you and any member of the Group arising out of or relating to or concerning this Agreement or any aspect of your employment with the Group or the termination of that employment (together, an "Employment Matter").

         (b) MANDATORY ARBITRATION. SUBJECT TO THE PROVISIONS OF THIS SECTION 10, ANY EMPLOYMENT MATTER WILL BE FINALLY SETTLED BY ARBITRATION IN HARTFORD COUNTY, CONNECTICUT ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION UNDER ITS COMMERCIAL ARBITRATION RULES THEN IN EFFECT. However, the rules will be modified to provide that each arbitrator will agree to treat as confidential the evidence and other information presented to the same extent as the information is required to be kept confidential under Section 7(h).

         (c) Injunctions and Enforcement of Arbitration Awards. You or the Group may bring an action or special proceeding in any state or federal court located in Hartford County, Connecticut to compel arbitration or to enforce any arbitration award under Section 10(b). Also, the Group may bring such an action or proceeding, in addition to its rights under Section 10(b) and whether or not an arbitration proceeding has been or is ever initiated, to temporarily, preliminarily or permanently enforce any part of Section 7. You agree that (1) your violating any part of Section 7 would cause damage to the Group that cannot be measured or repaired, (2) the Group therefore is entitled to an injunction, restraining order or other equitable relief restraining any actual or threatened violation of that Section, (3) no bond will need to be posted for the Group to receive such an injunction, order or other relief and (4) no proof will be required that monetary damages for violations of that Section would be difficult to calculate and that remedies at law would be inadequate.

         (d) JURISDICTION AND CHOICE OF FORUM. YOU AND THE GROUP IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN HARTFORD COUNTY, CONNECTICUT OVER ANY NON-ARBITRAL MATTER RELATING TO AN EMPLOYMENT MATTER, INCLUDING ANY ACTION OR PROCEEDING TO COMPEL ARBITRATION OR TO ENFORCE AN ARBITRATION AWARD. Both you and the Group (1) acknowledge that the forum stated in this Section 10(d) has a reasonable relation to this Agreement and to the relationship between you and the Group and that the submission to the forum will apply even if the forum chooses to apply non-forum law, (2) waive, to the extent permitted by law, any objection to personal jurisdiction or to the laying of venue of any action or proceeding covered by this Section 10(d) in the forum stated in this Section, (3) agree not to commence any such action or proceeding in any forum other than the forum stated in this Section 10(d) and
(4) agree that, to the extent permitted by law, a final and non-appealable judgment in any such action or proceeding in any such court will be conclusive and binding on you and the Group. However, nothing in this Agreement precludes you or the Group from bringing any action or proceeding in any court for the purpose of enforcing the provisions of Sections 10(b) and this 10(d).

         (e) WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY LAW, YOU AND THE GROUP WAIVE ANY AND ALL RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY MATTER.

         (f) GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CONNECTICUT APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THAT STATE.

         (g) Costs. To the extent permitted by law, the Holding Company will pay or reimburse any reasonable expenses, including reasonable attorney's fees, you incur as a result of any Employment Matter. However, you agree to repay any expenses paid or reimbursed by the Holding Company if it is determined pursuant to Section 10(b) that you brought or contested the Employment Matter in bad faith.

11.  GENERAL PROVISIONS.

         (a) Construction.

               (1) References to (A) Sections are to sections of this Agreement unless otherwise stated and (B) any contract (including this Agreement) are to the contract as amended, modified, supplemented or replaced from time to time,

               (2) The various headings in this Agreement are for convenience of reference only and in no way define, limit or describe the scope or intent of any provisions or Sections of this Agreement.

               (3) Unless the context requires otherwise, (A) words describing the singular number include the plural and vice versa, (B) words denoting any gender include all genders and (C) the words "include", "includes" and "including" will be deemed to be followed by the words "without limitation."

               (4) It is your and the Group's intention that this Agreement not be construed more strictly with regard to you or the Group.

         (b) Withholding. You and the Group will treat all payments to you under this Agreement as compensation for services. Accordingly, the Group may withhold from any payment any taxes that are required to be withheld under any law, rule or regulation.

         (c) Allocation. The obligations of the Holding Company and the Insurance Company under this Agreement are several (and not joint). The Holding Company and the Insurance Company will allocate their respective obligations under this Agreement in accordance with their customary practices, and the allocation will be final and binding on you.

         (d) Entire Agreement. This Agreement is the entire agreement between you, on the one hand, and the Holding Company and Insurance Company, on the other hand, with respect to the relationship contemplated by this Agreement and supersedes any earlier agreement, written or oral, with respect to the subject matter of this Agreement. In entering into this Agreement, no party has relied on or made any representation, warranty, inducement, promise or understanding that is not in this Agreement.

         (e) Severability. If any provision of this Agreement is found by any court of competent jurisdiction (or legally empowered agency) to be illegal, invalid or unenforceable for any reason, then (1) the provision will be amended automatically to the minimum extent necessary to cure the illegality or invalidity and permit enforcement and (2) the remainder of this Agreement will not be affected. In particular, if any provision of Section 7 is so found to violate law or be unenforceable because it applies for longer than a maximum permitted period or to greater than a maximum permitted area, it will be automatically amended to apply for the maximum permitted period and maximum permitted area.

         (f) No Set-off or Mitigation. Your and the Holding Company's and the Insurance Company's respective obligations under this Agreement will not be affected by any set-off, counterclaim, recoupment or other right you or any member of the Group may have against each other or anyone else. You do not need to seek other employment or take any other action to mitigate any amounts owed to you under this Agreement, and those amounts will not be reduced if you do obtain other employment (except as this Agreement specifically states).

         (g) Notices. All notices, requests, demands, waivers and other communications under this Agreement must be in writing and will be deemed given
(1) on the business day sent, when delivered by hand or facsimile transmission (with confirmation) during normal business hours, (2) on the business day after the business day sent, if delivered by a nationally recognized overnight courier or (3) on the third business day after the business day sent if delivered by registered or certified mail, return receipt requested, in each case to the following address or number (or to such other addresses or numbers as may be specified by notice that conforms to this Section 11(g)):

         If to you, to the address on the first page of this Agreement.

               with a copy to:

                    Fried, Frank, Harris, Shriver & Jacobson
                    One New York Plaza
                    New York, NY 10004
                    Attention: Arthur Fleischer, Jr.
                    Facsimile: (212) 859-4000

         If to the Holding Company or any other member of the Group, to:

                    The Phoenix Companies, Inc.
                    1 American Row
                    Hartford, Connecticut  06102
                    Attention:  General Counsel

               with a copy to:

                    Sullivan & Cromwell
                    125 Broad Street
                    New York, New York  10004
                    Attention:  Marc Trevino
                    Facsimile:  212-558-3588

         (h) Consideration. This Agreement is in consideration of the mutual covenants contained in it. You and the Group acknowledge the receipt and sufficiency of the consideration to this Agreement and intend this Agreement to be legally binding. The Holding Company represents that Annex 4, 5, 6 and 7 contain a true, correct and complete list of all (i) deferred compensation agreements (and the amounts thereof as of June 30, 2002), (ii) pension and retirement plans, (iii) welfare plans, and (iv) equity-based compensation (and the amount of stock options and other equity awards as of September 27, 2002) in which you participate as of the date hereof.

         (i) Amendments and Waivers. Any provision of this Agreement may be amended or waived but only if the amendment or waiver is in writing and signed, in the case of an amendment, by you, the Holding Company and the Insurance Company or, in the case of a waiver, by the party that would have benefited from the provision waived. Except as this Agreement otherwise provides, no failure or delay by you or the Group to exercise any right or remedy under this Agreement will operate as a waiver, and no partial exercise of any right or remedy will preclude any further exercise.

         (j) Third Party Beneficiaries. Subject to Section 9, this Agreement will be binding on, inure to the benefit of and be enforceable by the parties and their respective heirs, personal representatives, successors and assigns. This Agreement does not confer any rights, remedies, obligations or liabilities to any entity or person other than you, the Holding Company and the Insurance Company and your and the Holding Company's and the Insurance Company's permitted successors and assigns, although (1) this Agreement will inure to the benefit of the Group and (2) Section 9(a) will inure to the benefit of the most recent persons named in a notice under that Section.

                             *          *          *

         If this Agreement properly sets forth our understanding, please sign both copies of this Agreement, keep one copy for your records and return one to me.

                                                 Very truly yours,



                                                 /s/ Tracy L. Rich
                                                 Tracy Rich


Accepted by:  /s/ Robert W. Fiondella

Retirement and Transition Agreement

Annex 1    Letters of Resignation

Annex 2    Terms of Restricted Stock Units

Annex 3    Terms of Deferred Compensation Agreement

Annex 4 List of Existing Deferred Compensation Agreements with amounts deferred as of June 30, 2002 and related agreements

Annex 5    List of Existing Pension and Retirement Plans

Annex 6    List of Existing Welfare plans, contracts or arrangements

Annex 7 List of Equity-based Compensation Plans, amount of stock options and other equity awards as of September 27, 2002

Annex 8    General Releases

Annex 9    Permitted Activities

                                                                         ANNEX 1





                          FORM OF LETTER OF RESIGNATION





         I, Robert W. Fiondella, hereby resign as the officer and/or director, as applicable, from [insert name of corporation].


Dated:
      ----------------                     -------------------------------------
                                           Robert W. Fiondella

                                                                         ANNEX 2


                         TERMS OF RESTRICTED STOCK UNITS


         This Annex sets forth the terms of Restricted Stock Units to be awarded to you (your "Award") under your Retirement and Transition Agreement, dated September 27, 2002 (the "Agreement"), with The Phoenix Company, Inc. (the "Holding Company") and the Phoenix Life Insurance Company.

                                   ARTICLE I
                             RESTRICTED STOCK UNITS

         Section 1.1. Restricted Stock Unit. "Restricted Stock Unit" means the right to receive one share of common stock of the Holding Company, par value $0.01 per share ("Common Shares"), after June 25, 2006.

         Section 1.2. No Common Shares Issued Until the End of the Restricted Period. The Common Shares that underlie your Restricted Stock Units will only be issued after the end of the Restricted Period. The "Restricted Period" refers to the period ending on June 25, 2006. No Common Shares will be issued at the time your Award is granted, and the Holding Company will not be required to set aside a fund for the payment of your Award.

                                   ARTICLE II
                              RIGHTS AND SETTLEMENT

         Section 2.1. Rights as a Shareholder. Your Restricted Stock Units will not give you any right to vote on any matter submitted to the Holding Company's stockholders. You will have voting rights with respect to the Common Shares that underlie your Restricted Stock Units only after the shares have actually been issued to you.

         Section 2.2. Restrictions on Transferability. You will not have any right to sell, assign, transfer, pledge, hypothecate or otherwise encumber your Restricted Stock Units. Any attempt to effect any of the preceding in violation of this Section 2.2, whether voluntary or involuntary, will be void.

         Section 2.3. Dividend Equivalents. The Holding Company will credit each of your Restricted Stock Units with Dividend Equivalents from the date your Award is granted to the end of the Restricted Period. A "Dividend Equivalent" is, at the time the Holding Company pays any cash dividend on its Common Shares, an amount equal to the cash dividend per Common Share multiplied by the number of Common Shares then underlying each Restricted Stock Unit.

         Section 2.4. Settlement of Your Restricted Stock Units.

          (a) Promptly after June 25, 2006 the Holding Company will deliver to you the number of Common Shares then underlying your Restricted Stock Units, together with any Dividend Equivalents credited to them with interest on such Dividend Equivalents at the short-term or mid-term Applicable Federal Rate, as applicable, for obligations running from the date of grant through June 25, 2006.

          (b) For the purpose of assuring that you do not acquire beneficial ownership of any Common Shares within the meaning of Section 7312(w) of the New York Insurance Law, as in effect on the date of the demutualization that occurred on June 25, 2001 of Phoenix Home Life Mutual Insurance Company pursuant to a plan of reorganization approved by the New York State Superintendent of Insurance under Section 7312 of the New York Insurance Law (the "Demutualization"), notwithstanding anything in this Annex to the contrary, in no event will any Common Shares attributable to the Restricted Stock Units granted to you be issued before the fifth anniversary of the Demutualization.

         Section 2.5. Adjustment Due to Change in Capitalization. If any Adjustment Event occurs from the date your Award is granted to the end of the Restricted Period, the number of Common Shares underlying each Restricted Stock Unit will be proportionately adjusted to reflect, as deemed equitable and appropriate by the Holding Company, the Adjustment Event. In any merger, consolidation, reorganization, liquidation, dissolution or other similar transaction, each Restricted Stock Unit shall pertain to the securities and other property to which a holder of the number of Common Shares underlying the Restricted Stock Unit would have been entitled to receive in connection with such event. If, as a result of any Adjustment Event, your Restricted Stock Units represent the right to receive cash in whole or in part (other than as a result of Dividend Equivalents), then the Holding Company will promptly pay you such cash unless it determines that such payment would violate any law or regulation, including Section 7312(w) of the New York Insurance Law. An "Adjustment Event" means any stock dividend, stock split or share combination of, or extraordinary cash dividend on, the Common Shares or recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Shares at a price substantially below fair market value, or other similar event affecting the Common Shares.

                                  ARTICLE III
                                 ADMINISTRATION

         Section 3.1. Administration. The Holding Company is authorized to reasonably interpret in good faith your Award and this Annex and to make all other reasonable determinations in good faith necessary or advisable for the administration and interpretation of your Award to carry out its provisions and purposes, provided that such interpretation or determination shall be consistent with the interpretation or determination made by the Holding Company with respect to senior management under other similar equity compensation plans. Determinations, interpretations or other actions made or taken by the Holding Company pursuant to the provisions of this Annex shall be final, binding and conclusive for all purposes and upon all persons. The Holding Company may consult with legal counsel, who may be regular counsel to the Holding Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

                                   ARTICLE IV
                                  MISCELLANEOUS

         Section 4.1. Payment on Death. If any amounts are payable under your Award after you die, the Holding Company will pay them to your estate.

         Section 4.2. Tax Withholding. The Holding Company will have the power to withhold, or require you to remit to the Holding Company promptly upon notification of the amount due, an amount sufficient to satisfy Federal, state and local withholding tax requirements with respect to your Award (or settlement thereof), and the Holding Company may defer payment of cash or issuance or delivery of Common Shares until such requirements are satisfied. The Holding Company may, in its discretion, permit you to elect, subject to such conditions as the Holding Company shall impose (a) to have Common Shares deliverable in respect of your Award withheld by the Holding Company or (b) to deliver to the Holding Company previously acquired Common Shares, in each case, having a fair market value sufficient to satisfy your statutory minimum Federal, state and local tax obligation associated with the transaction.

         Section 4.3. Common Shares Subject to this Award. The Common Shares to be delivered in connection with your Award may consist, in whole or in part, of Common Shares held in treasury or authorized but unissued Common Shares, not reserved for any other purpose.

         Section 4.4. Successor. The Holding Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Holding Company, if your Restricted Stock Units remain outstanding, to unconditionally assume the obligations of the Holding Company with respect to your Restricted Stock Units in writing and will provide a copy of the assumption to you.

         Section 4.5. Requirements of Law. The granting of your Award and the issuance of Common Shares will be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         Section 4.6. No Impact on Benefits. Your Award will not be compensation for purposes of calculating your rights under any employee benefit plan.

         Section 4.7. Instrument and Securities Law Compliance. The Holding Company shall have the authority to determine the instruments by which your Award shall be evidenced. Instruments evidencing your Award may contain such other provisions, not inconsistent with this Annex, as the Holding Company deems advisable. In addition, any Common Shares issued in connection with your Award shall be registered with the SEC at the expense of the Company for resale on or before the first day on which you may transfer the shares under the Award (or such later date as you request) unless such shares are eligible for sale by you pursuant to Rule 144(k) of the Securities Act of 1933 (or any successor provision) in the opinion of your counsel, which registration shall be in a form reasonably acceptable to you, shall be subject to your reasonable prior review and comments, shall remain effective until all Common Shares subject to the Award have been sold (but need not be effective for more than 365 days after the date as to which you shall have requested effectiveness) and the Company shall, prior to the effectiveness of the registration, enter into a customary registration rights agreement with you which will contain provisions, among other things, requiring the Company to indemnify you and any third persons reasonably requested by you in connection with the sale of any Common Shares and reimburse you for your reasonable out-of-pocket expenses (other than underwriting discounts) in connection therewith and will contain customary black-out periods. In the event of your death, or other permitted private transfer of the Common Shares, all of your rights in this Section 4.7 shall be transferred to your estate or other transferee.

         Section 4.8. Disputes. This Annex and your Award are subject to the provisions of Section 9 of the Agreement.

                                                                         ANNEX 3




                         DEFERRED COMPENSATION AGREEMENT


         AGREEMENT entered into as of the date specified herein between Phoenix Life Insurance Company, a company domiciled in the State of New York (hereinafter referred to as `Phoenix" and by you ("the Participant").

         Whereas, the Participant is currently rendering valuable services to Phoenix and,

         Whereas, it is the desire of Phoenix and the Participant that all amounts deferred under Deferred Compensation agreements with Phoenix and its affiliates be subject to the terms of this Agreement, and

         Whereas, it is the desire of Phoenix to have the benefit of the Participant's continued loyalty, service and counsel and also to assist the Participant in planning for retirement and certain other contingencies, it is hereby agreed:


                 SECTION I: DEFERRED COMPENSATION LEDGER ACCOUNT

         A. By signing the Agreement (and completing the election form attached to and made a part of this Agreement), the Participant has made an irrevocable election as of your Retirement Date or such earlier time in accordance with
Section 6(c) of the Agreement to defer receipt of $4,000,000 from Phoenix.

         B. Any amount deferred under the terms of this Agreement and under the terms of all prior agreements with respect to deferred compensation shall be controlled solely by the terms of this Agreement and shall be net of any applicable employment taxes.

         C. Any amounts deferred by the Participant shall be credited to a Deferred Compensation Ledger Account established for such Participant the balance of which is $___________ as of June 30, 2002. Payments from such Deferred Compensation Ledger Account shall only be made at the time and under the occurrences set forth in Section II of this Agreement.

         D. At the time of the election to defer compensation and once each calendar quarter thereafter, the Participant may designate in writing that amounts deferred be deemed to be invested in one or more of the following:


          1. The general account of Phoenix (including any special options that may be offered as part of the general account). Phoenix reserves the right to add or delete special options as it deems necessary or appropriate provided that such changes shall be the same as those applied to the other participants in such options.

          2. One or more of various fund options made available under this Agreement and attached hereto as Annex 3A. Phoenix shall provide to the Participant a list of available funds and reserves the right to add or delete available funds as it deems necessary or appropriate provided that such changes in available funds shall be the same as those applied to other participants in Fund options in which the Participant's deferred amounts are deemed invested.


         E. The election to designate deemed investments, as described above, shall be subject to restrictions as to minimum and maximum amounts as announced from time to time by Phoenix. Both initial and subsequent investment allocations must be made in 10% increments. Phoenix shall have the right at any time to add new deemed investment options, cease to offer any or all of the deemed investment options, and alter or adjust the basis or method of calculating any interest or earnings for any of the investment options outlined above, provided that such changes are applied to executive officers who are participants in deferred compensation arrangements.

         F. Credits or debits to the Deferred Compensation Ledger Account will be made in a manner corresponding to the performance of the deemed investment or investments of the Deferred Compensation Ledger Account as selected by the Participant.

         G. Phoenix reserves the right to reduce the interest or earnings on deferred compensation amounts for any federal or state taxes which it may incur as a result of interest or earnings on amount held under this Agreement, provided that such reduction is applied to all executive officers who participate in Fund options in which the Participant's deferred amounts are deemed invested.

         H. Phoenix shall be under no obligation to actually make any investment as described in Paragraph D. Reference to any such investment shall be solely for the purpose of aiding Phoenix in measuring and meeting its liabilities under the terms of this Agreement, In any event, if any investments are made, Phoenix shall be named the sole owner and shall have all of the rights and privileges conferred by any instrument evidencing such investments. Such investments shall not be segregated, set aside or held in trust or escrow and shall at all times remain the unrestricted assets of Phoenix subject to the claim of its general creditors.

         I. Phoenix reserves the right, at its sole discretion, to terminate this Agreement upon written notice to the Participant, provided, however, that no termination of this Agreement shall be effective unless Phoenix also terminates, at the same time and upon the same terms, all deferred compensation agreements with respect to executive officers of Phoenix and that no termination of this Agreement shall effect any rights or benefits accrued or in payment status under the Agreement as of the date of such termination. Further, at its sole discretion, Phoenix may elect, upon termination of this Agreement to distribute in one (1) lump sum to the Participant or any beneficiary, as the case may be, the value of the Deferred Compensation Ledger Account or the commuted value of any remaining installment payments, consistent with the treatment provided to executive officers of Phoenix.

                  SECTION II: PAYMENT OF DEFERRED COMPENSATION

         A. At the time the election is made to defer receipt of compensation; the Participant shall also make an election (attached to and made part of the Agreement) as to the method of distribution of amounts deferred. The method of distribution shall be either in a lump sum or as annual installments of over a period of years not to exceed ten (10). The method of distribution elected in any year shall be controlling for the entire Deferred Compensation Ledger Account and the current election shall supercede any prior election as to payment method. The Participant may elect to change the method of distribution for the Deferred Compensation Ledger Account by written notice to Phoenix. Such election shall become effective in the year following the year such election is made. If the annual installment method is elected, no change in the number or timing of such installments shall be permitted after such installments have commenced.

         B. The payment of the balance to the credit of the Participant in the Deferred Compensation Ledger Account shall be made or commence to be made in accordance with the manner elected by the Participant not later than 30 days after the payment date specified in the Election Form. If no such date is specified, payment shall be made upon the earliest of the Participant's retirement, termination of employment with Phoenix, death or upon becoming permanently disabled as reasonably determined by Phoenix. Any amount payable by reason of the Participant's death shall be paid in one lump sum to the Participant's beneficiary or beneficiaries designated by the Participant in the Election Form.

         C. If the annual installment method is elected, Phoenix, in its sole discretion, may elect that all amounts held in the Deferred Compensation Ledger Account be withdrawn therefrom up to thirty (30) days prior to the first installment payment date and be applied to purchase a period certain annuity in the name of Phoenix, the proceeds of which will be paid to the Participant in accordance with the installment payment schedule elected.

                       SECTION III: BENEFITS NONASSIGNABLE

         It being the intent of Phoenix that the benefits provided by this Agreement will be available for the support and maintenance of the Participant and the Participant's beneficiaries in the event of certain contingencies, Phoenix wishes to limit the rights of the Participant and the Participant's beneficiaries in a manner which will assure that those benefits will always be of a size and duration sufficient to provide for the support and maintenance of the Participant and the Participant's beneficiaries. Therefore, the benefits provided hereunder will not be subject to alienation, garnishment, attachment or any other legal process by creditors of the Participant or of any person or persons designated as beneficiaries. Furthermore, except by will or the laws of descent or distribution, the Participant and any beneficiary may not anticipate the benefits provided hereunder by assignment, pledge, sale or similar act.

                            SECTION IV: OTHER RIGHTS

         This Agreement creates no rights in the Participant to continue the Participant's affiliation with Phoenix, if any, for any length of time, nor does it create any rights in the Participant or obligations in the part of Phoenix other than those set forth herein. Furthermore, this Agreement does not guarantee any award to the Participant or in any way obligate Phoenix to grant such award. Any amounts deferred under this Agreement shall be contingent on the actual granting of such award.

                          SECTION V: CLAIMS PROCEDURES

         Claims for benefits under this Agreement shall be administered in accordance with the Claims Review Process as set forth in the Phoenix Employee Benefit Guide which has been made available to all Participants.

                           SECTION VI: REPRESENTATIONS

         Phoenix represents that is it entering into this Agreement at the Participant's request to fulfill its compensation obligations to the Participant and to provide compensation on a tax-deferred basis. The Participant represents:
(a) that the Participant is entering into this Agreement primarily for compensatory and tax deferral purposes; (b) that, the Participant has had access to all material information concerning Phoenix and the operation of its general account together with the opportunity to have any questions the Participant may have about Phoenix and the operation of its general account answered by representatives of Phoenix; (c) the Participant has been provided with upon request, the Prospectuses for the mutual funds listed on the Election Form; and
(d) the Participant acknowledges receipt of the explanatory and disclosure letter from Phoenix and acknowledge and concurs with all representations made therein.

                         DEFERRED COMPENSATION AGREEMENT
                          ACCEPTANCE AND ELECTION FORM

         Attached to and made part of the Participant's Deferred Compensation Agreement,

         I ____________________ (name of Participant) hereby irrevocably elect to defer the $4,000,000 payable as Deferred Compensation under my Retirement and Transition Agreement dated September ___, 2002.

         I hereby irrevocably elect the payment of my installment Deferred Compensation Ledger Account be paid or commenced to be paid to me:

         [_] __________ (month) of _______ (not more than 1 year following retirement)


         I understand that, notwithstanding the payment date elected, payment shall be made or commenced to be made upon the Participant's death if it occurs prior to the date elected below.

         I hereby elect that my Deferred Compensation Ledger Account balance be paid to me:

          [_]  In one lump sum on the first day of _________________, _______
               (month and year) but not later than ten (10) years from the date of this agreement.)

          [_] In ____ (2-10) annual installments. Installment payments will be paid directly from the deferred compensation account.

               [_] $________________ annual installment. Remainder to be distributed at the end of the installment period

               [_] Installments of declining balance. At the end of the installment period, zero dollars remain. (10% on February 1 for the first three years, 20% for the next six years and the remaining unpaid balance in year 10)


         I further understand that I may change the method of payment of my Deferred Compensation Ledger Account subject to the terms and conditions set forth in the Deferred Compensation Agreement.

         Please fill in the fund name(s) from the attached list or fill in "General Account". All investments must be made in 10% increments or dollar amounts.

         My initial election for the deemed investment of the amounts specified above is as follows:


               A.   $ ___________ [________________________________________] or
                                                  Write Amount


               B.   1. _____% _______________________________________

                        DEFERRED COMPENSATION AGREEMENT
                          ACCEPTANCE AND ELECTION FORM


                    2. _____% _______________________________________

                    3. _____% _______________________________________

                    4. _____% _______________________________________

                    5. _____% _______________________________________

                    6. _____% _______________________________________

                    7. _____% _______________________________________

                    8. _____% _______________________________________

                    9. _____% _______________________________________

                    10._____% _______________________________________


                             BENEFICIARY DESIGNATION

         The following are hereby designated as beneficiaries for the purpose of payments in the event of the death of the Participant prior to the payment of all benefits under this Agreement:


         Primary:
                 ---------------------------------------------

         Contingent:
                    -------------------------------------------

         I understand that I may change my beneficiary designation and my investment election by calling (860) 403-2083 or (860) 403-2134 or by written notice to:


                   Human Resources, Pension Plan Administration
                   100 Bright Meadow Boulevard
                   Enfield, CT  06082


         THIS AGREEMENT is solely between Phoenix and the Participant. The Participant and any beneficiaries as designated in this Election Form, shall have recourse only against Phoenix for enforcement, and it shall be binding upon the beneficial heirs, assignees, executors and administrators of the Participant and upon the successors and assigns of Phoenix.



         EXECUTED by the undersigned this __________ day of ____________ 2002.

                        DEFERRED COMPENSATION AGREEMENT
                          ACCEPTANCE AND ELECTION FORM


PHOENIX LIFE INSURANCE COMPANY



-----------------------------------
Vice President, Human Resources





------------------------------------       -------------------------------------
Participant's signature                    Witness

                                                                        ANNEX 3A



                 SCHEDULE OF DEFERRED COMPENSATION FUND OPTIONS


FUND NAME                                                             QUOTRON
---------                                                             -------

Phoenix-Aberdeen Global Small Cap Fund                                PAGAX

Phoenix-Aberdeen International Fund                                   PHITX

Phoenix-Aberdeen New Asia Fund                                        PAFAX

Phoenix-Aberdeen Worldwide Opportunities Fund                         NWWOX

Phoenix-Duff & Phelps Core Bond Fund                                  PHGBX

Phoenix-Duff & Phelps Core Equity Fund                                PHCEX

Phoenix-Duff & Phelps Real Estate Securities Fund                     PHRAX

Phoenix-Engemann Aggressive Growth Fund                               PHSKX

Phoenix-Engemann Balanced Return Fund                                 PABRX

Phoenix-Engemann Capital Growth Fund                                  PHGRX

Phoenix-Engemann Focus Growth Fund                                    PASGX

Phoenix-Engemann Nifty Fifty Fund                                     PANFX

Phoenix-Engemann Small & Mid-Cap Growth Fund                          PAMAX

Phoenix-Euclid Market Neutral Fund                                    EMNAX

Phoenix-Goodwin California Tax Exempt Bonds, Inc.                     CTESX

Phoenix-Goodwin Emerging Markets Bond Fund                            PEMAX

Phoenix-Goodwin High Yield Fund                                       PHCHX

Phoenix-Goodwin Money Market Fund                                     PMMXX

Phoenix-Goodwin Multi-Sector Fixed Income Fund, Inc.                  NAMFX

Phoenix-Goodwin Multi-Sector Short Term Bond Fund                     NARAX

FUND NAME                                                             QUOTRON
---------                                                             -------

Phoenix-Goodwin Tax Exempt Bond Fund                                  PHTBX

Phoenix-Hollister Small Cap Value Fund                                PDSAX

Phoenix-Hollister Value Equity Fund                                   PVEAX

Phoenix-Oakhurst Balanced Fund                                        PHBLX

Phoenix-Oakhurst Growth & Income Fund                                 PDIAX

Phoenix-Oakhurst Income & Growth Fund                                 NAINX

Phoenix-Oakhurst Strategic Allocation Fund, Inc.                      PTRFX

Phoenix-Seneca Bond Fund                                              SAVAX

Phoenix-Seneca Growth Fund                                            SGCRX

Phoenix-Seneca Mid-Cap "EDGE" Fund                                    EDGEX

Phoenix-Seneca Real Estate Securities Fund                            REALX

Phoenix-Seneca Strategic Theme Fund                                   PSTAX

PNX Guaranteed Account                                                Tracks PNX

                                                                         ANNEX 4




                  SCHEDULE OF DEFERRED COMPENSATION AGREEMENTS
                         AND AMOUNTS AS OF JUNE 30, 2002

--------------------------------------------------------------------------------
DATE DEFERRED                      AMOUNT DEFERRED
--------------------------------------------------------------------------------
December 31, 1995                  $502,700.28
--------------------------------------------------------------------------------
December 31, 1996                  $579,355.80
--------------------------------------------------------------------------------
December 31, 1997                  $584,948.46
--------------------------------------------------------------------------------
December 31, 1998                  $651,028.92
--------------------------------------------------------------------------------
December 31, 1999                  $730,782.92
--------------------------------------------------------------------------------
December 31, 2000                  $838,762.00
--------------------------------------------------------------------------------
December 31, 2001                  $3,001,160.00
--------------------------------------------------------------------------------
June 30, 2002                      $1,500,160.89
--------------------------------------------------------------------------------
TOTAL:  JUNE 30, 2002              $10,201,233.73
--------------------------------------------------------------------------------

                                                                         ANNEX 5



         LIST OF PENSION OR RETIREMENT PLANS, CONTRACTS AND ARRANGEMENTS


1.   Employee Pension Plan

2.   Supplemental Executive Retirement Plan (SERP)

3.   Savings and Investment Plan (SIP)

4.   Excess Investment Plan

5.   Deferred Compensation Plan

                                                                         ANNEX 6



                              LIST OF WELFARE PLANS


1.   Phoenix Home Life Mutual Insurance Company Medical Plan

2.   Phoenix Home Life Mutual Insurance Company Dental Plan

3.   Phoenix Home Life Mutual Insurance Company Vision Plan

4.   Phoenix Home Life Mutual Insurance Company Life Insurance Plan

5.   Phoenix Home Life Mutual Insurance Company Long Term Disability Plan

6.   Phoenix Home Life Mutual Insurance Company Employee Assistance Plan

                                                                         ANNEX 7



                  LIST OF EQUITY-BASED COMPENSATION AND AMOUNTS



The Phoenix Companies, Inc. Stock Incentive Plan

243,984  Non Qualified Stock Options

18,516   Incentive Stock Options

Exercise Price $16.20

                                                                         ANNEX 8


         GENERAL RELEASES, by Robert W. Fiondella (the "Executive") , The Phoenix Companies, Inc. (the "Holding Company"), the Phoenix Life Insurance Company (the "Insurance Company") and their affiliates (together, the "Group").

          1. The Executive knowingly and voluntarily waives, terminates, cancels and releases forever whatever rights, claims or causes of action he (or his heirs, executors, administrators, successors, assigns and legal representatives) has against the Company and any of its subsidiaries or affiliates, and each of their respective predecessors, successors or assigns, present and former directors, officers, employees, shareholders, attorneys and agents, that are known by the Executive as of September 27, 2002.

          2. The Group knowingly and voluntarily waives, terminates, cancels and releases forever except to the extent prohibited by law whatever rights, claims or causes of action the Group (or their respective predecessors, successors or assigns, present and former directors, officers, employees, shareholders, attorneys and agents) has against the Executive and his heirs, executors, administrators, successors, assigns and legal representatives, that are known by the Board of the Directors or executive officers or executive vice presidents of either the Holding Company, the Insurance Company or Phoenix Investment Partners as of September 27, 2002.

          3. Paragraphs 1 and 2 includes, but is not limited to, all claims under federal, state or local law or the national or local law of any other country (statutory or decisional) for breach of contract, for tort, for wrongful or abusive or unfair discharge or dismissal, for impairment of economic opportunity or for defamation, for intentional infliction of emotional distress, or for discrimination based upon race, color, ethnicity, sex, age, national origin, religion, disability, sexual orientation or any other unlawful criterion or circumstance. Under Paragraph 1, such released rights and claims include, but are not limited to, all rights or claims under the Age Discrimination in Employment Act of 1967 ("ADEA") (except that the Executive does not waive ADEA rights or claims that may arise after the date of this Agreement).

          4. The Executive affirms that, prior to the execution of this General Release, the Executive was advised to consult with an attorney of his choice concerning the terms and conditions of this General Release and that he has been given up to 21 days to consider signing this General Release. The Executive understands that he has seven days following his signing to revoke and cancel this General Release, and the terms and conditions of this General Release will not become effective or enforceable until the revocation period has expired (the "Effective Date"). The Executive agrees that a revocation will only be effective if he furnishes written notice to the Company's Director of Human Resources within such seven-day period.

          5. Notwithstanding any term of this General Release, this General Release will not terminate, cancel or release the obligations of the Holding Company and the Insurance Company under Section 5 of the Retirement and Transition Agreement, dated September 27, 2002 (the "Agreement") and will not terminate, cancel or release the obligations of the Executive under Section 7 of the Agreement.




         ____________ ___, 2003


                                                 -------------------------------
                                                 Robert W. Fiondella


                                                 -------------------------------
                                                 The Phoenix Companies, Inc.


                                                 By:
                                                    ----------------------------

                                                 Its:
                                                     ---------------------------




                                                 -------------------------------
                                                 Phoenix Life Insurance Company


                                                 By:
                                                    ----------------------------

                                                 Its:
                                                     ---------------------------

                                                                         ANNEX 9


                              PERMITTED ACTIVITIES

1.   Serve as a director on the board(s) of one or more mutual funds;

2. Associate with a business enterprise that engages in a line of business that the Group is not then engaged in, even though the Group may have been engaged in such line of business in the past, provided that, excluding your status as a director of PXRE Group Ltd. and of Hilb, Rogal and Hamilton Company, you may not associate with a business enterprise that was previously owned and sold by the Group within the twenty-four months preceding the date of execution of the Agreement;

3. Associate with a business enterprise engaged in the application of technology to the administration or sales of insurance products and services, the underwriting and distribution of life insurance and annuities, the management of stocks and bonds related to mutual funds, retail managed accounts or the retail and institutional asset management businesses;

4. Act in a non-executive capacity as a licensed agent or registered representative with respect to insurance products and services, the underwriting and distribution of life insurance and annuities, the management of stocks and bonds related to mutual funds, retail managed accounts or the retail and institutional asset management businesses;

5. Public speaking or publishing articles or books concerning non-confidential information or management and technology;

6. Any activity mutually agreed upon by you and the Executive Committee of the Holding Company; and/or

7. Associate with a venture capitalist business enterprise other than such an enterprise in which the Group has invested within the twenty-four months preceding the date of execution of the Agreement.